EX-28.i.i

Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone (215) 564-8000 Fax (215) 564-8120

Jana L. Cresswell

JCresswell@stradley.com

215-564-8048

June 16, 2023

Dimensional ETF Trust

6300 Bee Cave Road, Building One

Austin, Texas 78746

Re:	Legal Opinion - Securities Act of 1933

Ladies and Gentlemen:

We have examined the Agreement and Declaration of Trust (the “Declaration of Trust”) of Dimensional ETF Trust (the “Trust”), a series statutory trust organized under the Delaware Statutory Trust Act, the By-Laws of the Trust, all as amended to date, and the various pertinent corporate proceedings that we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest, each without a par value. The Trust is currently authorized to issue shares of the series designated as the Dimensional US Core Equity Market ETF, Dimensional International Core Equity Market ETF, Dimensional Emerging Core Equity Market ETF, Dimensional U.S. Equity ETF, Dimensional U.S. Small Cap ETF, Dimensional U.S. Targeted Value ETF, Dimensional U.S. Core Equity 2 ETF, Dimensional International Value ETF, Dimensional World ex U.S. Core Equity 2 ETF, Dimensional Core Fixed Income ETF, Dimensional Short-Duration Fixed Income ETF, Dimensional Inflation-Protected Securities ETF, Dimensional National Municipal Bond ETF, Dimensional US High Profitability ETF, Dimensional US Real Estate ETF, Dimensional US Small Cap Value ETF, Dimensional International Core Equity 2 ETF, Dimensional International Small Cap Value ETF, Dimensional International Small Cap ETF, Dimensional International High Profitability ETF, Dimensional Emerging Markets High Profitability ETF, Dimensional Emerging Markets Value ETF, Dimensional Emerging Markets Core Equity 2 ETF, Dimensional US Marketwide Value ETF, Dimensional US Sustainability Core 1 ETF, Dimensional International Sustainability Core 1 ETF, Dimensional Emerging Markets Sustainability Core 1 ETF, Dimensional Global

Philadelphia, PA | Malvern, PA | Harrisburg, PA | Washington, DC | Cherry Hill, NJ | New York, NY | Wilmington, DE

A Pennsylvania Limited Liability Partnership

June 16, 2023

Sustainability Fixed Income ETF, Dimensional US Large Cap Value ETF, Dimensional Global Real Estate ETF, Dimensional US Large Cap Vector ETF, and Dimensional California Municipal Bond ETF.

The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to allocate, shares of beneficial interest to each such series or class. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect. You have also informed us that the shares of the Trust have been, and will continue to be, issued and paid for upon the terms provided in the Trust’s registration statement.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust, along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/Jana L. Cresswell
Jana L. Cresswell, a Partner